UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TATTVANCE CORPORATION

(Exact name of Registrant as specified in its charter)

Wyoming	7371	61-2341419
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Registered Agents, Inc.
30 N Gould St Ste R
Sheridan, WY 82801
TEL. (307) 200-2803

(Name, address, telephone number of agent for service)

Lukasz Dziedzic,
1309 Coffeen Avenue STE 1200
Sheridan, WY 82801
+ 1 (839)-216-7527
team@tattvance.com

(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging Growth Company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	5,000,000	$ 0.06	$ 300,000	$27

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

Tattvance Corporation

5,000,000 COMMON STOCK SHARES at $0.06 per share

This is an initial offering of Tattvance Corporation. There is no public market for the securities offered. Tattvance Corporation is offering 5,000,000 of its Common Shares for sale on a “self-subscribe” and “best effort” basis. The shares will be offered at a fixed price of US$0.06 per share. The offering shall terminate on the earlier of (i) when the offering period ends (365 days from the effective date of the registration statement), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part. If we sell 25% of the 5,000,000 shares offered, we will receive gross proceeds of $75,000. We estimate that offering expenses will be $15,000, leaving net proceeds of approximately $60,000 for our plan of operations. We believe these net proceeds will fund our planned operations for the next 12 months. If we do not generate sufficient revenue, we may need at least $15,000 in additional funding for ongoing SEC reporting and filing costs. The offer is being made voluntarily, on a best-efforts basis, self-underwritten, which means that President and Chief Executive Officer, Lukasz Dziedzic, will try to sell the shares. We are making this offer without the involvement of underwriters or broker-dealers. Mr. Dziedzic will not receive commissions or other remuneration based directly or indirectly on securities transactions in connection with his participation in the offering.

There is no minimum number of shares required to be purchased. This offering is on a best-efforts basis, meaning no minimum number of shares must be sold.  See “Use of Proceeds” and “Plan of Distribution”.

Following the completion of this offering, Mr. Dziedzic will own 100% of our outstanding common stock if no shares are sold and 28.57% of our outstanding common stock if all 5,000,000 shares are sold. Due to this, he can make and control corporate decisions that may be disadvantageous to minority shareholders.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.06 per share in relation to this offering.

The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Markets. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that Tattvance Corporation qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information about our business besides this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the sale of our shares of common stock.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “risk factors” beginning on page 11 before investing in our shares of common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We do not consider ourselves a shell company or a blank check company. We are committed to implementing our business plan as described in this Prospectus on a long-term basis. As for today we already have a website and focused on developing a digital platform for the global tattoo industry. We do not have any plans or intentions to be acquired by or merge with the operating company, nor do we, our management, or any of our shareholders have any plans to change control or similar transaction or change our direction.

We have made no written communications as defined under Rule 405 of the Securities Act to prospective investors or investors.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Investing in our Common Stock is highly speculative and involves a high degree of risk.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 11 of this prospectus before making a decision to purchase our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2026

You should rely only on information contained in this Prospectus. We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover.

The Registration Statement of which this Prospectus forms a part, including the exhibits thereto, contains additional information concerning our Company, our business, our development activities and the Common Stock offered by this Prospectus. The Registration Statement, including the exhibits thereto, may be read and reviewed through the Securities and Exchange Commission’s website or at the offices of the Securities and Exchange Commission.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. It does not contain all of the information that you should consider before making an investment decision. You should carefully read this Prospectus, including the section entitled “Risk Factors,” our financial statements and related notes, and the other information contained in this Prospectus, before purchasing any shares of our Common Stock.

Our Company

Tattvance Corporation is a development-stage technology company focused on developing a digital platform for the global tattoo industry. Our planned platform is intended to connect tattoo artists, tattoo studios and tattoo enthusiasts through artificial intelligence-powered creative tools, tattoo-related content, professional community features and business promotion services.

Our initial and principal product under development is an AI Tattoo Generator. The product is intended to allow users to describe a tattoo idea and select characteristics such as style, theme, placement and other design parameters, and to generate visual tattoo concepts based on those inputs.

For tattoo artists, the platform is intended to support design exploration, development of visual references and communication with clients. For tattoo studios, we intend to develop tools for business promotion and customer outreach. For tattoo enthusiasts and potential customers, the platform is intended to facilitate exploration and visualization of tattoo ideas before contacting an artist or studio.

Development Status

We are an early-stage company and have not commenced commercial operations. We have not generated revenue from our planned products or services.

Tattvance Corporation completed the initial development of its website on September 3, 2026. This milestone represents the completion of the initial website development and its principal technical and user-interface components. It does not represent the commercial launch of our products or services.

The AI Tattoo Generator remains under development and is not currently available for commercial use. Our planned services features and services are also subject to further development, testing, integration and preparation for potential commercial deployment.

There can be no assurance that we will successfully complete or commercially launch our products or that they will achieve market acceptance or generate material revenue.

The AI Tattoo Generator is intended to serve as the initial product of a broader digital platform. As development progresses, we may add tattoo-related content, community functionality, promotional tools for artists and studios, additional AI-powered creative services and other digital services for participants in the tattoo industry.

These features are planned for future development and are not currently represented as completed or commercially available products or services.

Business Model

We have not generated revenue, and our business model remains under development. Potential sources of revenue may include premium AI-powered features, subscriptions, promotional services for tattoo artists and studios, advertising or sponsored content, and other technology-enabled services.

The actual products, pricing and revenue model may differ from our current plans.

Recent Change in Management and Ownership

On September 24, 2026, Edita Vieraitiene, then the Company's President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and director, sold all 2,000,000 shares of Common Stock beneficially owned by her to Lukasz Dziedzic in a private transaction for an aggregate purchase price of $2,000, or $0.001 per share, which was the same per-share price originally paid by Ms. Vieraitiene for such shares. Following the transaction, Mr. Dziedzic became the Company's controlling shareholder. On the same date, Ms. Vieraitiene resigned as President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, and Mr. Dziedzic was appointed to serve in each of those capacities and as an additional director. Ms. Vieraitiene continues to serve as a director of the Company.

The Company was not a party to, and received no proceeds from, this transaction, and the number of shares of Common Stock issued and outstanding was not affected. The Loan Agreement dated March 19, 2026 between the Company and Ms. Vieraitiene, pursuant to which Ms. Vieraitiene provided financing to the Company in the principal amount of $150,000, was not affected by this transaction and remains outstanding on its original terms, with Ms. Vieraitiene continuing to act as lender notwithstanding her resignation as an executive officer.

As a result of these events, Mr. Dziedzic is our sole executive officer and, prior to this offering, beneficially owns 100% of our outstanding Common Stock. See “Risk Factors,” “Certain Relationships and Related Transactions” and “Directors, Executive Officers, Promoters and Corporate Governance.”

The Offering

We are offering up to 5,000,000 shares of our Common Stock at $0.06 per share. If all shares are sold, we expect to receive gross proceeds of $300,000, before deducting offering expenses.

Immediately prior to this offering, 2,000,000 shares of our Common Stock are outstanding. Assuming all 5,000,000 shares are sold, 7,000,000 shares will be outstanding immediately following the offering.

Our President and Chief Executive Officer, Lukasz Dziedzic, currently owns 2,000,000 shares, representing 100% of our outstanding Common Stock before the offering. Assuming all shares offered hereby are sold, our President and Chief Executive Officer will own approximately 28.57% of our outstanding Common Stock immediately following the offering.

Mr. Dziedzic acquired these shares for an aggregate purchase price of $2,000, or $0.001 per share. This historical purchase price is separate from the $0.06 per-share offering price.

Use of Proceeds

We intend to use the net proceeds primarily for development of our AI-powered tattoo technology and digital platform, including product development, technology and infrastructure, testing and integration, marketing and business development, general and administrative expenses and working capital.

If fewer than all of the shares offered hereby are sold, we will receive less capital and may need to reduce, delay or modify certain of our planned activities.

Risk Factors

An investment in our Common Stock involves substantial risk. We are a development-stage company with no revenue from our planned products or services, and our principal product remains under development. You should carefully consider the risks described under “Risk Factors,” together with the other information contained in this Prospectus, before making an investment decision.

THE OFFERING

The Issuer	Tattvance Corporation
Common Stock offered by this offering	5,000,000 Common Stock Shares
Price Per Share	$0.06
Common Stock outstanding before the offering	2,000,000 Common Stock Shares
Common Stock outstanding after the offering	7,000,000 Common Stock Shares
Maximum Gross Proceeds	If all 5,000,000 shares offered hereby are sold, we will receive maximum gross proceeds of $300,000, before deducting offering expenses payable by us.
Offering Period	The offering will commence upon the effectiveness of the Registration Statement of which this Prospectus forms a part and will continue until all 5,000,000 shares offered hereby are sold, the offering is otherwise terminated by us, or such other date as may be determined in accordance with applicable federal and state securities laws.
Termination of the Offering	Our offering will terminate on the earlier of (i) when the offering period ends (365 days from the effective date of the registration statement), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.
Use of Proceeds	We intend to use the net proceeds from this offering primarily for the development of our AI-powered tattoo technology and digital services, including product development, technology and infrastructure costs, testing and integration, marketing and business development, general and administrative expenses, and working capital. See “Use of Proceeds.”
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $15,000.
Risk Factors	An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described under “Risk Factors,” together with all other information contained in this Prospectus, before purchasing any shares of our Common Stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from March 19, 2026 (Inception) through July 31, 2026.

Financial Summary	July 31, 2026 ($)
Cash and cash equivalents	174
Total Assets	1,974
Total Liabilities	370
Total Stockholder’s Equity	1,604

For the period from March 19, 2026 (Inception) through July 31, 2026
Statement of Operations	($)
Total revenues	—
COGS	—
Total Operating Expenses	396
Net Loss for the Period	(396)
Net Loss per Share	(0.00)

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully read and consider all of the following risks, together with all of the other information contained or referred to in this prospectus, before making an investment decision concerning our securities. If any of the following events occur, our business, financial condition and results of operations may be materially adversely affected. In that event, the market price of our Common Stock could decline, and you could lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS

We recently experienced a change in control and executive management, which may result in disruption to our business and operations.

On September 24, 2026, our former President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, Edita Vieraitiene, sold all 2,000,000 shares of Common Stock owned by her to Lukasz Dziedzic and resigned from all of her executive officer positions. Mr. Dziedzic was appointed as a director and as our President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary on the same date. Mr. Dziedzic has only recently joined the Company and now directs our day-to-day operations as our sole executive officer. Ms. Vieraitiene continues to serve as a director of the Company.

This recent transition in executive management and beneficial ownership occurred shortly after our incorporation and shortly before the effectiveness of this registration statement. The transition could result in disruption to our business and operations, delays in implementing our business plan, and other difficulties associated with a change in management and control. In addition, Mr. Dziedzic may have limited familiarity with the Company's business, operations and plans. Any failure to successfully manage the transition or our operations could adversely affect our business, financial condition and results of operations.

We are a development-stage company with a small operating history and no revenue, which makes it difficult to evaluate our prospects and may make it difficult for us to achieve profitable operations.

We are a development-stage technology company, incorporated on March 19, 2026, with a small operating history. We have not commenced commercial operations and have not generated revenue from our planned products or services. Our business plan depends on our ability to complete development of our technology platform, launch our products and services, attract users and establish sustainable sources of revenue.

Because we have a small operating history and no commercial revenue, investors have limited historical information on which to evaluate our business and prospects.

We may encounter unforeseen expenses, technical difficulties, delays and other challenges as we develop our business, and there can be no assurance that we will successfully commercialize our products or generate sufficient revenue to support our operations.

Our principal product is still under development, and we may not successfully develop, launch or commercialize it.

Our initial and principal product is an AI-powered tattoo design generator intended to enable users to generate visual tattoo concepts based on selected characteristics and other inputs. The product has not been commercially launched and is not currently available for commercial use.

Although we completed the initial development of our website on September 3, 2026, completion of the website does not constitute the commercial launch of our products or services. The AI Tattoo Generator and our planned commercial services remain subject to further development, testing, refinement, technology integration and operational preparation. We may experience delays or determine that certain planned features or services cannot be developed or commercialized as currently contemplated. If we are unable to successfully develop and launch our products, our ability to generate revenue and execute our business plan would be adversely affected.

We may be unable to develop a commercially viable business model.

Our business model remains under development, and we have not established a proven method of monetizing our services or acquiring customers at a cost that would support profitable operations. Potential sources of revenue may include premium or paid AI-powered services, subscriptions, promotional services for tattoo artists and studios, advertising or sponsored content and other technology-related services.

Our ability to establish a viable business model will depend on customer demand, pricing, user adoption, competition, development costs and our ability to provide products and services that customers are willing to pay for. If we are unable to develop and maintain a commercially viable business model, we may be unable to generate sufficient revenue to continue operations.

We will require additional capital to fund our operations and execute our business plan, and such capital may not be available on acceptable terms or at all.

The proceeds from this offering may not be sufficient to fund all of our anticipated development, operating and commercial activities. We expect to incur expenses related to product development, technology infrastructure, testing, integration, marketing, business development and general and administrative activities.

We may therefore need to obtain additional financing through equity offerings, debt financing, related-party financing or other sources of capital.

Additional financing may not be available when needed or on terms acceptable to us. Any additional equity financing may dilute existing shareholders, while debt financing may increase our financial obligations. If we are unable to obtain sufficient financing, we may be required to reduce, delay or discontinue certain activities.

We have relied on financing from our director and our outstanding obligations under such financing may adversely affect our financial condition.

Our director, Edita Vieraitiene, has provided financing to the Company pursuant to a Loan Agreement providing for loans of up to $150,000, which is filed as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. Although Ms. Vieraitiene resigned as an executive officer of the Company on September 24, 2026, she continues to serve as a director and remains the lender under the Loan Agreement. Our reliance on financing from Ms. Vieraitiene, who is no longer an officer but remains a director and creditor of the Company, may create actual or potential conflicts of interest between Ms. Vieraitiene, our executive officer, Lukasz Dziedzic, and our other stockholders, particularly with respect to the terms, enforcement, repayment or modification of the Loan Agreement.

Amounts outstanding under the Loan Agreement must be satisfied in accordance with its terms. Because we have not generated revenue and have limited operating resources, we may need to use future financing or other available capital to satisfy these obligations. Our reliance on related-party financing may also create potential conflicts of interest concerning the terms, repayment or modification of such financing.

Conflicts of interest may arise between our director and lender, Edita Vieraitiene, and our sole executive officer and sole stockholder, Lukasz Dziedzic.

Ms. Vieraitiene, a director of the Company, is also the lender under our Loan Agreement, which provides for loans of up to $150,000, while Mr. Dziedzic, our sole executive officer, beneficially owns 100% of our outstanding Common Stock prior to this offering and negotiated the purchase of his shares directly with Ms. Vieraitiene. This overlapping relationship among our only two directors, one of whom is also our sole executive officer and controlling stockholder and the other of whom is our lender, may give rise to conflicts of interest concerning the terms, enforcement, amendment or repayment of the Loan Agreement, and concerning other matters requiring arm's-length negotiation between the Company and Ms. Vieraitiene. We have not adopted formal procedures to address such conflicts other than as described under “Policy Regarding Transactions with Related Persons.”

We depend on third-party service providers for certain development activities, and the failure of these providers to perform could delay our business plans.

We have entered into a Website Development Services Agreement in connection with the development of our website and related technology, and we may continue to rely on third-party developers, technology providers and other service providers, which is filed as Exhibit 10.2 to the Registration Statement of which this Prospectus forms a part.

These providers may fail to perform, experience delays, become unavailable, terminate their relationships with us or provide services that do not meet our requirements. If a third-party provider fails to perform as expected, we may be required to find a replacement provider, incur additional costs or devote management resources to resolving the issue. Such disruptions could delay development, increase expenses or adversely affect our ability to launch our planned products and services.

Our ability to execute our business plan depends substantially on our Board of Directors.

As an early-stage company, we have limited management and operational resources. Our business plan depends substantially on the efforts and decisions of our Board of Directors, and other individuals or service providers we engage as our business develops.

The loss of our officer and director or other key personnel, or our inability to attract qualified personnel when needed, could adversely affect our ability to develop our products, establish relationships with users and business partners, comply with reporting and regulatory requirements and execute our business strategy.

Our executive officer and director has limited experience managing a company and operating a public company.

Our executive officer and director, Lukasz Dziedzic, has limited experience with the management and operational requirements of a public company. As a result, management may face challenges in establishing and maintaining the systems, procedures and controls necessary to support our operations and satisfy our financial reporting, disclosure, corporate governance, internal control and other public-company obligations.

If management is unable to effectively address these requirements, or if we are required to incur significant costs to obtain outside assistance, our business and financial condition could be adversely affected.

We may not have sufficient resources to effectively market our products and acquire users.

The success of our planned services will depend in significant part on our ability to attract tattoo artists, tattoo studios and tattoo enthusiasts and encourage them to use our products and services. We currently have limited financial and operating resources and may not be able to devote sufficient resources to marketing, customer acquisition and business development.

Even if our products are successfully developed, we may be unable to attract a sufficient number of users or achieve the level of engagement necessary to support our business model.

If user acquisition costs are greater than anticipated or users do not remain active on our platform, our ability to generate revenue could be adversely affected.

RISKS RELATING TO OUR TECHNOLOGY AND ARTIFICIAL INTELLIGENCE

Artificial intelligence technology is rapidly evolving, and we may be unable to keep our products competitive or current.

New AI models, techniques, products and competing applications are being introduced and improved continuously. Developments in AI technology may render existing technologies less effective or obsolete and may require us to make additional investments in research, development, infrastructure and product improvements.

We may not have sufficient financial, technical or personnel resources to keep pace with these developments. If we are unable to adapt our products to changes in AI technology, our products may become less attractive to users and our ability to compete may be adversely affected.

Our AI technology may generate content that is inappropriate, offensive or otherwise objectionable.

AI systems may generate content that is inappropriate, offensive, misleading or otherwise inconsistent with user expectations. Although we may implement safeguards, moderation procedures and technical controls, we cannot guarantee that these measures will prevent all undesirable outputs.

If our services generate or distribute objectionable content, we may face complaints, claims, regulatory scrutiny, reputational harm or reduced user adoption.

Our use of artificial intelligence may subject us to increased regulatory scrutiny and compliance costs.

Government authorities in the United States and other jurisdictions are developing laws, regulations and guidance concerning artificial intelligence, automated decision-making, data use, intellectual property and related technologies.

Future requirements may impose additional obligations concerning the development, deployment, transparency, testing, monitoring or use of AI-powered products. Compliance may increase our costs, require changes to our technology or business practices, or delay commercialization.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1.235 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than the information you might receive from other public reporting companies in which you hold equity interests. Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We may continue to be subject to reduced reporting requirements as a smaller reporting company even if we no longer qualify as an emerging growth company.

As long as we qualify as an Emerging Growth Company (EGC), we are permitted to take advantage of certain exemptions from various reporting requirements that apply to other public companies that are not EGCs. However, even if we no longer qualify as an EGC, we may continue to be considered a “smaller reporting company” as defined by the SEC. As a smaller reporting company, we will be subject to reduced reporting requirements so long as we maintain this status, including, but not limited to:

•	Reduced financial statement and executive compensation disclosure in our SEC filings;
•	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting; and
•	Simplified disclosure obligations regarding our executive compensation arrangements.

These reduced reporting requirements may make our common stock less attractive to investors and could make it more difficult for us to raise additional capital as and when needed. Investors may find our common stock less attractive if we rely on these reduced reporting requirements, which could result in a less active trading market for our common stock and greater stock price volatility.

If we fail to establish and maintain an effective system of internal control or disclosure controls and procedures are not effective, we may not be able to report our financial results accurately and timely or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires us to evaluate and report on our internal controls over financial reporting and, depending on our future growth, may require our independent registered public accounting firm to annually attest to our evaluation, as well as issue its own opinion on our internal controls over financial reporting. The process of implementing and maintaining proper internal controls and complying with Section 404 is expensive and time consuming. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need may become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls or difficulties encountered in their implementation could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price.

RISKS RELATING TO OUR MARKET AND COMPETITION

We operate in a competitive and rapidly developing market, and we may be unable to compete successfully.

The market for tattoo-related digital services, online artist and studio discovery, creative tools and artificial intelligence applications is competitive and rapidly evolving. We expect to compete with tattoo-focused platforms, AI-powered design applications, image-generation tools, social media platforms, online marketplaces and other businesses that address some or all of the needs of our intended users.

Some competitors may have greater financial, technical, marketing and operational resources, longer operating histories, larger user bases, stronger brand recognition and established industry relationships. Competitors may develop products that are more effective, less expensive or easier to use, or may respond more quickly to technological and market developments. If we are unable to differentiate our platform and compete effectively, our ability to attract users and generate revenue could be adversely affected.

We may face competition from both AI-powered tattoo design tools and general-purpose AI applications.

Existing and emerging AI-powered tools may enable users to create, modify or visualize tattoo designs without using our platform. General-purpose AI image-generation platforms may also develop specialized tattoo-related functionality.

The availability of competing AI tools may reduce the perceived need for our products. If competing products provide better results, broader functionality, lower prices or greater convenience, we may be unable to attract or retain sufficient users.

Our business depends on achieving sufficient user adoption across multiple groups of participants.

Our planned services contemplate participation by tattoo artists, tattoo studios and tattoo enthusiasts. If we attract one group but fail to attract sufficient participation from another, the services may offer less value to users and participants may have limited incentive to remain active.

We may also face challenges in establishing the network effects necessary to attract additional users. If we are unable to achieve sufficient scale and engagement, our planned revenue-generating services may not become commercially viable.

Consumer preferences in the tattoo and digital content markets may change rapidly.

Our ability to generate revenue will depend in part on consumer preferences regarding tattoo styles, digital design tools, AI-generated content, online discovery and community features.

Preferences may change as new technologies, design trends and methods of discovering tattoo artists and studios emerge. If we are unable to anticipate or respond effectively to these changes, our products may fail to achieve or maintain market acceptance.

The tattoo industry may not adopt artificial intelligence at the rate we anticipate.

Our business strategy assumes that AI-powered creative tools will provide meaningful value to tattoo artists, studios and consumers. However, adoption of AI technology within the tattoo industry may be slower than anticipated or may develop differently from our expectations.

Artists or consumers may prefer traditional design methods, have concerns regarding the artistic value or originality of AI-generated designs, or be unwilling to pay for AI-powered services. Lower-than-expected demand could limit our ability to establish a viable business.

We may have difficulty establishing brand recognition in the tattoo industry.

We are an early-stage company and have not established a significant operating history, customer base or brand presence in the tattoo industry. Building recognition and trust among tattoo artists, studios and consumers may require substantial time and financial resources.

Users may be reluctant to adopt a new platform without an established reputation. If we are unable to establish a credible and recognizable brand, our ability to attract users, develop business relationships and compete with established companies could be adversely affected.

RISKS RELATING TO DATA, PRIVACY AND CYBERSECURITY

Our platform may collect, process and store user information, and any failure to adequately protect such information could adversely affect our business.

Our planned platform may collect, process and store information, user-provided tattoo concepts and preferences, communications, usage information and other data generated through interactions with our platform.

We may face risks associated with unauthorized access to, disclosure, alteration, loss or destruction of information maintained by us or third-party service providers. No security measures can eliminate all risks. A compromise of information could result in operational disruption, loss of user confidence, reputational damage, regulatory scrutiny, litigation and increased costs.

Cyberattacks and other security incidents could disrupt our operations and result in significant costs.

Our systems and those of third-party providers may be subject to cyberattacks, malware, ransomware, phishing, denial-of-service attacks, unauthorized access, data theft and other security threats. A successful attack or other security incident could interrupt access to our platform, damage or destroy data, impair our technology or result in unauthorized disclosure of information. We may incur substantial costs to investigate and remediate an incident and may be required to notify affected users or governmental authorities.

We rely on third-party technology and service providers that may expose us to additional data security and cybersecurity risks.

Our business may depend on third-party providers for website development, cloud infrastructure, hosting, AI technology, software, data processing and other services. These providers may have access to systems or information used in our operations.

We may have limited control over their security practices. A cybersecurity incident affecting a third-party provider could adversely affect our platform even if our own systems are not directly compromised.

RISKS RELATING TO OUR INTELLECTUAL PROPERTY

Our ability to protect our intellectual property and proprietary technology may be limited.

Our business depends in part on our ability to protect the technology, software, content, processes, trade names and other intellectual property used in connection with our planned services. We may rely on contractual rights, confidentiality provisions, copyrights, trademarks, trade secrets and other legal protections.

These protections may not prevent unauthorized use, copying, disclosure or development of technologies or content similar to ours. If we are unable to adequately protect our intellectual property, competitors or other third parties may be able to use similar technology or content, which could reduce our competitive position.

Our intellectual property rights may depend on agreements with third-party developers and service providers.

Certain technology and development activities relating to our website and planned services are performed pursuant to agreements with third-party service providers, including our Website Development Services Agreement.

Our ability to establish clear ownership of intellectual property created by third-party developers or service providers depends in part on the contractual terms governing such work. Disputes may arise concerning ownership, licensing rights, permitted use or confidentiality. If a third party asserts rights in technology or other materials we use, we may be required to obtain additional rights, modify our products or discontinue affected technology.

We may face claims that our products or technology infringe the intellectual property rights of others.

The technology, software, content and other materials used in our business may be subject to claims that they infringe, misappropriate or otherwise violate third-party intellectual property rights.

An infringement or misappropriation claim, whether successful or not, could require us to incur substantial legal and other expenses, obtain licenses, modify our technology, discontinue certain features or restrict our ability to commercialize our products.

RISKS RELATING TO OUR FINANCIAL CONDITION

We have not generated revenue and may not generate sufficient revenue to support our operations.

We have not generated revenue from our planned products or services and have not commenced commercial operations. Our ability to generate revenue will depend on our ability to complete development of our products, successfully launch our services, attract and retain users and establish effective sources of revenue.

There can be no assurance that our planned revenue models will generate sufficient revenue to cover our operating expenses. If we are unable to generate meaningful revenue, we may remain dependent on external financing to fund our operations and development activities.

We may not receive sufficient proceeds from this offering to fund our planned activities.

The maximum gross proceeds from this offering are $300,000, assuming all 5,000,000 shares offered hereby are sold. Because the offering is being conducted on a best-efforts basis, there is no assurance that all shares will be sold or that we will receive the maximum proceeds.

If we raise substantially less than the maximum offering amount, we may have insufficient funds to fully implement our current business plan and may be required to reduce, delay or modify product development, technology expenditures, marketing, business development and other activities.

We may require additional financing after this offering, which may not be available on acceptable terms or at all.

Even if we receive the maximum proceeds from this offering, we may require additional financing to fund our operations and further develop and commercialize our planned products.

Additional financing may be obtained through equity offerings, debt financing, related-party financing or other arrangements. Such financing may not be available when needed or may be available only on unfavorable terms. Future equity financing could dilute existing shareholders, while debt financing could increase our financial obligations and impose restrictions on our operations.

Our financial condition may make it difficult for us to obtain financing on favorable terms.

Our lack of revenue, small operating history, development-stage status and reliance on external financing may make it more difficult or expensive to obtain additional capital.

If we are required to issue securities at a price substantially below the offering price in a future financing, existing shareholders could experience significant dilution and the market value of our Common Stock could be adversely affected.

Operating as a public company will increase our expenses and financial reporting obligations.

Following the effectiveness of this registration statement, we will be subject to reporting and other obligations under applicable U.S. federal securities laws. Compliance with these requirements will require expenditures for legal, accounting, auditing, financial reporting, corporate governance and other professional services. These expenses may be significant relative to our current financial resources, particularly because we have no revenue and remain in the development stage. If these costs are greater than anticipated, less capital may be available for product development and other business activities.

RISKS RELATING TO THIS OFFERING AND OUR COMMON STOCK

This offering is being conducted on a best-efforts basis, and we may not raise the maximum amount of proceeds contemplated by this offering.

This offering is being conducted on a self-underwritten and “best-efforts” basis. There is no minimum number of shares that must be sold for the offering to proceed, and we may receive substantially less than the maximum gross proceeds of $300,000.

If only a portion of the shares offered hereby are sold, we will have less capital available to fund our planned activities and may be required to reduce, delay or modify our business plans.

Our president, director and treasurer is a non-U. S. resident; therefore, investors may have difficulty enforcing any judgments against him within the United States.

Our President and Chief Executive Officer, Mr. Lukasz Dziedzic, is a resident of Poland, and our director, Ms. Edita Vieraitiene, is a resident of Lithuania. As a result, it may be difficult for investors to effect service of process within the United States upon these individuals or to enforce against them in Poland or Lithuania, as applicable, judgments obtained in United States courts based on the civil liability provisions of United States federal securities laws or other laws. In addition, it may be difficult to enforce judgments of United States courts against these individuals in their respective countries of residence.

Because we will be subject to reporting obligations under Section 15(d) of the Exchange Act and do not currently intend to register a class of securities under Section 12 of the Exchange Act, investors may receive less information than from companies registered under Section 12.

Upon the effectiveness of this registration statement, we will become subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies subject solely to Section 15(d) reporting obligations may not be required to comply with certain provisions applicable to companies that register a class of securities under Section 12 of the Exchange Act.

Unless and until we register a class of securities under Section 12 of the Exchange Act, we will not be subject to certain requirements, including the proxy rules under Section 14 and the short-swing profit reporting provisions under Section 16. As a result, investors may receive less comprehensive disclosure and fewer governance protections than they would from a company registered under Section 12.

In addition, our reporting obligations under Section 15(d) will automatically suspend if, at the beginning of any fiscal year following this offering, we have fewer than 300 holders of record. If our reporting obligations are suspended, publicly available information about us would be significantly reduced, which could adversely affect the market value and liquidity of our common stock.

Our common stock may be subject to the penny stock rules, which may make trading in our securities more difficult.

Our Common Stock may be subject to the provisions of Section 15(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 15g-9 promulgated thereunder, commonly referred to as the “penny stock” rules. Rule 3a51-1 under the Exchange Act generally defines a “penny stock” as an equity security that is subject to certain specified characteristics, including certain securities trading below $5.00 per share, subject to specified exceptions.

If our Common Stock is subject to the penny stock rules, broker-dealers may be subject to additional sales practice requirements when effecting transactions in our Common Stock. Among other things, Rule 15g-9 generally requires a broker-dealer, unless an exemption applies, to make a suitability determination and obtain the purchaser’s written agreement to the transaction before effecting certain transactions in penny stocks. These requirements may make it more difficult for investors to buy or sell our Common Stock and may adversely affect the liquidity of our Common Stock.

The offering price of our Common Stock may not reflect its actual value.

The offering price of $0.06 per share was determined by management and was not established through an independent valuation, appraisal or other objective determination of market value.

Because we are in the development stage, have not commenced commercial operations and have not generated revenue, there is limited operating and financial information upon which to evaluate the value of our Common Stock. The offering price may therefore bear little or no relationship to the actual value of our Common Stock.

Investors purchasing shares in this offering will experience immediate and substantial dilution in the book value of their shares.

Prior to this offering, our executive officer and director, Lukasz Dziedzic, beneficially owns 2,000,000 shares of Common Stock acquired for an aggregate purchase price of $2,000, or $0.001 per share. Investors in this offering will acquire shares at $0.06 per share, substantially above the historical price paid by Mr. Dziedzic.

Following the sale of all 5,000,000 shares offered hereby, we will have 7,000,000 shares of Common Stock outstanding, assuming no other changes in our capitalization. The shares sold in this offering will represent approximately 71.43% of our outstanding Common Stock following completion of the offering, while Mr. Dziedzic will continue to own approximately 28.57%.

Our executive officer and director will continue to have significant influence over the Company following this offering.

If all shares offered hereby are sold, our executive officer and director, Lukasz Dziedzic, will continue to own approximately 28.57% of our outstanding Common Stock. Depending on the distribution of shares among other shareholders, this ownership position may enable Mr. Dziedzic to exert significant influence over matters submitted to shareholders for approval, including the election of directors, mergers, acquisitions and other significant corporate transactions.

This concentration of ownership could delay, prevent or discourage transactions that other shareholders may consider favorable.

There is currently no established public trading market for our Common Stock, and an active market may never develop.

There is currently no established public trading market for our Common Stock. We cannot assure investors that an active trading market will develop following this offering or, if one develops, that it will be maintained.

The absence of an active market may make it difficult for shareholders to sell their shares when desired or at a price they consider acceptable.

Our Common Stock may be subject to the risks associated with “penny stocks.”

Our Common Stock is being offered at $0.06 per share and may be considered a “penny stock” under applicable federal securities laws and regulations, depending on the trading market and other circumstances applicable to our Common Stock.

Penny stocks may be subject to additional regulatory requirements and restrictions on the ability of broker-dealers to recommend or sell such securities to their customers. These requirements may make our Common Stock less attractive to certain investors, limit the number of broker-dealers willing or able to participate in transactions involving our securities and reduce the liquidity of our shares.

Future issuances of our Common Stock or securities convertible into or exercisable for Common Stock could dilute existing shareholders.

We may issue additional shares of Common Stock or securities convertible into or exercisable for Common Stock in the future to raise capital, satisfy obligations, compensate service providers, acquire businesses or assets or for other corporate purposes.

Any such issuance could dilute the ownership percentage, voting power and economic interests of existing shareholders and could negatively affect the market price of our Common Stock. We may also issue securities with rights, preferences or privileges that are senior to or otherwise different from those of our existing Common Stock.

Shareholders may experience limited liquidity in their investment.

Even if a public trading market develops for our Common Stock, trading volume may be low and the number of shares available for public trading may be limited. Limited trading volume can result in increased price volatility and make it difficult for shareholders to sell substantial amounts of shares without adversely affecting the market price.

Accordingly, investors may be required to hold their shares for an extended period or sell their shares at a price below their expectations.

If we are deemed to be a “shell company,” our shareholders may face additional restrictions on resales of their shares under Rule 144.

If we are deemed to be a “shell company” under applicable federal securities laws, our shareholders may not be able to rely on Rule 144 under the Securities Act to resell their shares until certain conditions applicable to securities of former shell companies have been satisfied.

Any such restrictions could adversely affect the liquidity and marketability of our Common Stock and make it more difficult for shareholders to resell their shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements. These statements reflect management’s current expectations, estimates and assumptions as of the date of this Prospectus and are not guarantees of future performance.

Forward-looking statements are based on our current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, our ability to develop and commercialize our products, obtain additional financing, attract users, compete effectively, manage technological and cybersecurity risks, protect our intellectual property and comply with applicable laws and regulations.

We have not commenced commercial operations and have not generated revenue from our planned products or services. Our principal product remains under development. Although we completed the initial development of our website on September 3, 2026, this does not constitute the commercial launch of our products or services.

Investors should not place undue reliance on forward-looking statements. Additional information concerning factors that could cause actual results to differ materially is included under “Risk Factors.” We undertake no obligation to update or revise any forward-looking statements, except as required by applicable law.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis. There is no minimum number of shares that must be sold in order for this offering to proceed, and we may receive substantially less than the maximum offering amount. The offering price per share is $0.06. The following table sets forth our estimated use of proceeds assuming the sale of 25%, 50%, 75% and 100% of the 5,000,000 shares of Common Stock offered hereby.

There is no assurance that we will raise the full $300,000 contemplated by this offering, and there is no guarantee that we will receive any proceeds from the offering.

Use of Proceeds	25% Sold	50% Sold	75% Sold	100% Sold
Gross proceeds	$75,000	$150,000	$225,000	$300,000
Offering expenses (1)	$15,000	$15,000	$15,000	$15,000
Net proceeds	$60,000	$135,000	$210,000	$285,000
AI and services development	$27,000	$60,750	$94,500	$128,250
Technology and infrastructure	$12,000	$27,000	$42,000	$57,000
Marketing and business development	$9,000	$20,250	$31,500	$42,750
General and administrative expenses	$6,000	$13,500	$21,000	$28,500
Working capital	$6,000	$13,500	$21,000	$28,500
Total	$60,000	$135,000	$210,000	$285,000

(1) Offering expenses consist of the SEC registration fee, and estimated auditor, legal, and miscellaneous expenses associated with this offering, regardless of the amount of shares sold, as set forth in Item 13 of this Registration Statement.

The above amounts represent our current estimates and may change based on the amount of proceeds actually received and our business and development needs. We will have discretion in allocating the net proceeds among the purposes described above.

If we sell fewer than all of the shares offered hereby, we may reduce, delay or modify certain of our planned activities. No specific portion of the proceeds has been allocated to any particular expenditure, and our management will determine the allocation of the net proceeds based on our then-current business needs.

DETERMINATION OF OFFERING PRICE

The offering price of $0.06 per share was determined by our management based on the Company’s current stage of development, financial condition, business prospects and capital requirements. The offering price is not based on any independent valuation or appraisal.

Edita Vieraitiene originally acquired 2,000,000 shares of Common Stock for an aggregate purchase price of $2,000, or $0.001 per share, prior to this offering. In September 2026, Ms. Vieraitiene transferred all of these shares to Lukasz Dziedzic for the same aggregate purchase price of $2,000. The historical purchase price paid for these shares was established at an earlier stage of the Company and is not indicative of the offering price or the current value of our Common Stock.

DILUTION

The offering price is fixed at $0.06 per share of Common Stock. This price is significantly higher than the $0.001 per share price at which the 2,000,000 shares of Common Stock were originally issued to Edita Vieraitiene. In September 2026, Ms. Vieraitiene transferred all of these shares to Lukasz Dziedzic for the same aggregate purchase price of $2,000, or $0.001 per share. Accordingly, Mr. Dziedzic, our President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and director, currently owns 2,000,000 shares of Common Stock acquired through that transfer.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly from the difference between the offering price and the historical price at which our existing shares were issued. The dilution in the value of the shares you purchase is also a result of the lower net tangible book value per share attributable to our existing stockholders. The following section outlines the differences between your investment in our shares and the investment of our existing stockholders.

As of July 31, 2026, the net tangible book value was $1,604 or approximately $0.0008 per share.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	$0.06	$0.06	$0.06	$0.06
Post offering net tangible book value	$61,604	$136,604	$211,604	$286,604
Post offering net tangible book value per share	$0.0190	$0.0304	$0.0368	$0.0409
Pre-offering net tangible book value per share	$0.0008	$0.0008	$0.0008	$0.0008
Increase (decrease) in net tangible book value per share after offering	$0.0182	$0.0296	$0.0360	$0.0401
Dilution to public investors	$0.0410	$0.0296	$0.0232	$0.0191
Percentage of dilution to public investors	68.41%	49.41%	38.67%	31.76

Capital contribution by purchasers of shares	$75,000	$150,000	$225,000	$300,000
Capital contribution by existing stockholders	$2,000	$2,000	$2,000	$2,000
Percentage capital contributions by purchasers of shares	97.40%	98.68%	99.12%	99.34
Percentage capital contributions by existing stockholders	2.60%	1.32%	0.88%	0.66

Gross offering proceeds	$75,000	$150,000	$225,000	$300,000
Anticipated net offering proceeds	$60,000	$135,000	$210,000	$285,000
Number of shares after offering held by public investors	$1,250,000	$2,500,000	$3,750,000	$5,000,000
Total shares issued and outstanding	$3,250,000	$4,500,000	$5,750,000	$7,000,000
Purchasers of shares percentage of ownership after offering	38.46%	55.56%	65.22%	71.43
Existing stockholders’ percentage of ownership after offering	61.54%	44.44%	34.78%	28.57

DIVIDEND POLICY

We have never declared dividends or paid cash dividends on our common stock and our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

PLAN OF DISTRIBUTION

We are offering up to 5,000,000 shares of our Common Stock, par value $0.001 per share, at a fixed public offering price of $0.06 per share, for maximum gross proceeds of $300,000. The offering will be conducted on a self-underwritten, “best efforts” basis. We will not engage an underwriter, broker-dealer, placement agent, or selling agent in connection with this offering.

There is no minimum number of shares that must be sold in this offering. Accordingly, we may receive substantially less than the maximum offering proceeds. We will retain the proceeds from any shares sold and may use such proceeds for the purposes described under “USE OF PROCEEDS,” regardless of the amount ultimately raised. The shares offered hereby will be sold at a fixed price of $0.06 per share throughout the offering. The offering price was determined by us based on our assessment of our current stage of development, anticipated capital requirements, and other factors. The offering price is not based on any independent valuation of our Common Stock. See “DETERMINATION OF OFFERING PRICE.” We expect the offering to remain open for a period of up to 12 months from the effective date of this Registration Statement, unless the offering is completed earlier or we otherwise terminate the offering. We reserve the right to extend or terminate the offering at any time, subject to applicable federal securities laws and the requirements of this Registration Statement.

This is a self-underwritten offering. Mr. Dziedzic, our President, Chief Executive Officer and director, will sell the shares on behalf of the Company directly to persons with whom he has existing personal or business relationships, including family, friends, business associates and acquaintances, with no commission or other remuneration payable to her for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, Mr. Dziedzic will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr. Dziedzic will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1(ii), because she satisfies the following conditions:

1.	Mr. Dziedzic, our President, Chief Executive Officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation in the offering; and,

2.	Mr. Dziedzic, our President, Chief Executive Officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	Mr. Dziedzic, our President, Chief Executive Officer and director is not, nor will he be at the time of her participation in the offering, an associated person of a broker-dealer; and

4.	Mr. Dziedzic, our President, Chief Executive Officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months (other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii)).

Mr. Dziedzic does not intend to purchase any shares in this offering. This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this Registration Statement will be filed disclosing the name of any broker-dealers, the number of shares of Common Stock involved, the price at which the Common Stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, and other material facts relating to such arrangement.

The Company, Mr. Dziedzic and any other persons participating in the distribution will be subject to applicable provisions of the Exchange Act, including Rule 10b-5 and Regulation M. Regulation M may restrict certain activities involving our Common Stock during the distribution. We will bear all expenses of the offering, including legal, accounting, EDGAR filing, printing and mailing expenses.

Penny Stock Regulations

Our common stock is considered a “penny stock” as defined under Rule 3a51-1 of the Exchange Act because it will be offered at a price of less than $5.00 per share and does not qualify for statutory exemptions. The SEC has adopted rules (such as Rule 15g-9) that regulate broker-dealer sales practices in connection with transactions in penny stocks.

For secondary market transactions, these rules require broker-dealers to deliver a standardized risk disclosure document, obtain suitability determinations, and receive written agreements from prospective purchasers who are not established customers or “accredited investors.”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

Investors who wish to purchase shares in this offering will be required to complete and execute a Subscription Agreement and deliver it to us in accordance with the instructions provided with the Subscription Agreement. The Subscription Agreement will require an investor to provide certain information, including the investor’s name, address, Social Security number or other applicable taxpayer identification number, email address, the number of shares being purchased, and the applicable purchase price.

Payment for the shares must be made in U.S. dollars by cashier’s check or by wire transfer of immediately available funds, in accordance with the payment instructions provided by us. An investor’s subscription will not be considered accepted until we have received the properly completed Subscription Agreement and the required purchase price and have accepted the subscription.

We reserve the right to reject any subscription, in whole or in part, for any reason or for no reason, to the extent permitted by applicable law. If we reject a subscription or accept a subscription for fewer shares than requested, any funds received in excess of the amount applicable to the shares accepted will be returned to the investor without interest or deduction. Once we accept an investor’s subscription, the subscription is irrevocable in accordance with the Subscription Agreement. Funds attributable to subscriptions that we accept will be deposited directly into our checking account and will not be held in escrow. Funds attributable to subscriptions that we reject, or amounts received in excess of the number of shares we accept, will be returned without interest or deduction in accordance with the Subscription Agreement. Upon our acceptance of a subscription and receipt of the applicable purchase price, the shares will be issued to the subscribing investor in accordance with the terms of the offering and applicable securities laws. Investors should carefully review the Subscription Agreement and this Prospectus before subscribing for shares.

We will receive the proceeds from the sale of the shares directly from investors. No proceeds from this offering will be paid to our director or any existing stockholder in connection with the sale of the shares offered hereby.

Because this offering is being conducted on a self-underwritten, best-efforts basis, there is no assurance that any or all of the shares offered hereby will be sold. Our director may have limited experience in conducting public securities offerings, which may adversely affect our ability to sell the shares offered hereby. No arrangements have been made to place the shares with any particular investor or group of investors, and there are no commitments from any investor to purchase a specified number of shares.

We will comply with all applicable federal and state securities laws in connection with the offer and sale of the shares. We will not conduct general solicitation or general advertising except to the extent permitted under applicable securities laws.

The foregoing description of the plan of distribution does not constitute an offer to sell or a solicitation of an offer to buy our Common Stock in any jurisdiction in which such offer or solicitation would be unlawful.

DESCRIPTION OF SECURITIES

The following description of our capital stock and certain provisions of our Articles of Incorporation and Bylaws is a summary and is qualified in its entirety by reference to our Articles of Incorporation, Bylaws, and applicable provisions of the Wyoming Business Corporation Act. You should refer to these documents for a complete description of the rights and obligations of holders of our securities.

Authorized and Outstanding Capital Stock

The following table sets forth our authorized and outstanding capital stock as of the date of this Prospectus:

Title of Class	Authorized	Outstanding
Common Stock, $0.001 par value per share	75,000,000	2,000,000

The 2,000,000 shares of Common Stock currently outstanding are held by Lukasz Dziedzic, our sole stockholder. Upon completion of this offering, assuming all 5,000,000 shares offered hereby are sold, we will have 7,000,000 shares of Common Stock outstanding.

Common Stock

We are authorized to issue 75,000,000 shares of Common Stock, par value $0.001 per share. Each share of Common Stock has the same rights and preferences as every other share of Common Stock.

Subject to the rights of any class or series of preferred stock that may be authorized and issued in the future, holders of our Common Stock are entitled to:

•	receive dividends, if any, as may be declared by our Board of Directors out of funds legally available for the payment of dividends;
•	share ratably in the assets legally available for distribution to stockholders upon our liquidation, dissolution, or winding up;
•	one vote per share on all matters submitted to a vote of stockholders; and
•	such other rights as may be provided by applicable law, our Articles of Incorporation, and our Bylaws.

Our Common Stock does not have cumulative voting rights. Accordingly, holders of a majority of the shares entitled to vote in an election of directors may elect all directors then standing for election, subject to any rights that may be provided to holders of any preferred stock that may be authorized and issued in the future.

Holders of our Common Stock do not have preemptive, subscription, conversion, redemption, or sinking fund rights. No shares of our Common Stock are subject to any redemption or sinking fund provisions.

The rights, preferences, and privileges of holders of our Common Stock are subject to the rights of any preferred stock that we may authorize and issue in the future. The issuance of preferred stock could adversely affect the voting power or other rights of holders of our Common Stock.

Preferred Stock

We are not currently authorized to issue shares of preferred stock.

Warrants

We have not issued and do not currently have any outstanding warrants to purchase shares of our Common Stock.

Options

We have not issued and do not currently have any outstanding options to purchase shares of our Common Stock.

Convertible Securities

We have not issued and do not currently have any outstanding securities that are convertible into, or exchangeable for, shares of our Common Stock, nor do we have any outstanding rights to acquire shares of our Common Stock through conversion or exchange.

Dividend Policy

We have never declared or paid cash dividends on our Common Stock. We currently intend to retain any future earnings to finance the development and expansion of our business. Accordingly, we do not anticipate paying cash dividends on our Common Stock in the foreseeable future.

Any future determination to pay dividends will be made by our Board of Directors and will be subject to applicable provisions of the Wyoming Business Corporation Act, our financial condition, results of operations, capital requirements, contractual obligations, and other factors that our Board of Directors may consider relevant.

Indemnification of Directors and Officers

Our Articles of Incorporation and Bylaws provide for indemnification of our directors and officers to the fullest extent permitted by the Wyoming Business Corporation Act.

Under applicable Wyoming law, a corporation may indemnify an individual who is a party to a proceeding because the individual is or was a director or officer of the corporation, provided that the applicable statutory requirements are satisfied. These provisions may include indemnification for expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, subject to the limitations and conditions set forth in the Wyoming Business Corporation Act.

Our Bylaws also permit us, subject to applicable law and the terms of the Bylaws, to advance expenses incurred by an indemnified person in defending a proceeding. The availability and scope of indemnification will depend upon the circumstances of each proceeding and the requirements of applicable law.

To the extent that indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, or persons controlling us pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Limitation of Liability of Directors and Officers

Our Articles of Incorporation and Bylaws provide, to the extent permitted by Wyoming law, for limitations on the personal liability of our directors and officers and for indemnification of such persons.

Under the Wyoming Business Corporation Act, a corporation's articles of incorporation may contain provisions eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for certain actions or omissions in the director's capacity as a director, subject to statutory exceptions.

Our Articles of Incorporation do not specifically limit the liability of our director beyond the protections otherwise available under applicable Wyoming law.

The statutory limitations on director liability do not apply in circumstances specified by applicable law, including certain acts or omissions involving intentional misconduct, knowing violations of law, improper personal benefit, or other conduct for which liability may not be eliminated or limited under the Wyoming Business Corporation Act.

The foregoing description of indemnification and limitations of liability is qualified in its entirety by reference to our Articles of Incorporation, Bylaws, and the applicable provisions of the Wyoming Business Corporation Act.

Admission to Quotation on the OTC Markets

We intend to seek quotation of our Common Stock on the OTC Markets if and when we satisfy the applicable eligibility requirements and determine to pursue such quotation. However, there can be no assurance that our Common Stock will qualify for quotation or that an active trading market will develop.

OTC Markets is a quotation system through which securities may be quoted by broker-dealers. Quotation on an OTC Markets tier does not constitute listing on a national securities exchange and does not, by itself, create an active or liquid trading market for our Common Stock.

In order for our Common Stock to be quoted on an applicable OTC Markets tier, among other requirements, a broker-dealer that is a market maker generally must submit quotations in our securities and satisfy applicable regulatory and quotation requirements. We cannot assure you that any market maker will seek to make a market in our Common Stock or that our Common Stock will become eligible for quotation on OTC Markets.

Even if our Common Stock becomes quoted on OTC Markets, there can be no assurance that an active public trading market will develop or be maintained.

Penny Stock Regulation

Our Common Stock may be considered a “penny stock” under Rule 3a51-1 under the Securities Exchange Act of 1934 because it may trade at a price below $5.00 per share and may not otherwise satisfy one of the exclusions from the definition of a penny stock.

Penny stocks are subject to additional regulatory requirements under Sections 15(b)(6), 15(b)(11), and 17(b) of the Exchange Act and the rules promulgated thereunder. Among other things, Rule 15g-9 under the Exchange Act imposes additional sales practice requirements on broker-dealers effecting transactions in penny stocks with customers, unless an exemption applies.

For transactions subject to these requirements, a broker-dealer generally must, before effecting the transaction, determine that the penny stock is a suitable investment for the purchaser and obtain the purchaser's written agreement to the transaction. The broker-dealer also may be required to provide the customer with specified disclosures concerning the risks of investing in penny stocks, current quotations for the security, and information regarding compensation received by the broker-dealer and its salesperson.

These requirements may make it more difficult for investors to sell or purchase our Common Stock through a broker-dealer and may have the effect of limiting the trading activity and liquidity of our Common Stock in the secondary market.

In addition, the application of the penny stock rules may make our Common Stock less attractive to certain investors and may limit the ability of broker-dealers to effect transactions in our Common Stock. There can be no assurance that a trading market for our Common Stock will develop or, if one develops, that it will be sustained.

Shares Eligible for Future Sale

Upon completion of this offering, assuming all 5,000,000 shares offered hereby are sold, we will have 7,000,000 shares of Common Stock outstanding. The 5,000,000 shares sold in this offering will be freely tradable, except to the extent they are acquired by affiliates or otherwise become subject to restrictions under applicable securities laws.

The 2,000,000 shares of Common Stock currently outstanding are held by an existing stockholder and may be considered “restricted securities” as defined under Rule 144 of the Securities Act. Such shares may be resold only pursuant to an effective registration statement or an available exemption from registration, including Rule 144, subject to the applicable requirements and limitations of such exemption.

Future sales of substantial amounts of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the prevailing market price of our Common Stock and could impair our ability to raise additional capital through the sale of equity securities.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

DESCRIPTION OF BUSINESS

Overview

Tattvance Corporation was incorporated on March 19, 2026, in the state of Wyoming. We are a development-stage technology company focused on developing a digital platform for the global tattoo industry. Our planned platform is designed to connect tattoo artists, tattoo studios, and tattoo enthusiasts through a combination of artificial intelligence-powered creative tools, industry-related content, professional community features, and business promotion services.

Our initial and principal product under development is an AI Tattoo Generator, which is intended to provide users with an interactive tool for creating and exploring personalized tattoo concepts. The AI Tattoo Generator is expected to serve as the initial product and principal entry point to our broader platform.

We are currently in the development stage and have a small operating history. We have not commenced commercial operations and have not generated revenue from our planned products or services. Our ability to commence commercial operations and generate revenue will depend on our ability to complete development and testing of our products, successfully launch our services, attract users and customers, and establish commercially viable revenue sources.

Development of Our Website and Services

Tattvance Corporation completed the initial development of its website (https://tattvance.com/) on September 3, 2026. This milestone represents completion of the initial website development, including its principal technical and user-interface components. It does not constitute the commercial launch of the Company's products or services.

The completion of the website should be distinguished from the completion and commercial readiness of the Company's planned products. The AI Tattoo Generator and the Company's other planned commercial services have not been commercially launched and are not currently available for commercial use.

The Company continues to conduct development and preparation activities relating to its planned products and services, including technology integration, testing, refinement and preparation for potential commercial deployment. Tattvance Corporation may modify or expand the platform and its functionality based on technical requirements, testing results, user requirements, market conditions and available financial resources.

AI Tattoo Generator

Our first and principal product under development is the AI Tattoo Generator.

The AI Tattoo Generator is intended to allow users to create and explore personalized tattoo concepts based on their preferences and ideas. The planned service is expected to allow users to describe a desired tattoo and select characteristics such as style, theme, placement and other parameters. The system is intended to use artificial intelligence technology to generate visual concepts that users may use for inspiration or as a starting point for further development with a professional tattoo artist.

For tattoo artists, the AI Tattoo Generator is intended to support the initial creative and concept-development process. Planned functionality may allow artists to generate visual references, explore different creative directions and develop multiple concept options for discussion with clients.

For tattoo enthusiasts and potential customers, the AI Tattoo Generator is intended to make the process of exploring tattoo ideas more accessible and interactive.

Users may be able to visualize different concepts before contacting a tattoo artist or studio and use generated concepts as references when communicating their ideas to professionals.

The AI Tattoo Generator is currently under development and has not been commercially launched. Additional development, testing, technology integration and operational preparation may be required before the service is ready for commercial use.

Planned Services Development

Following the development and potential commercial launch of the AI Tattoo Generator, we intend to expand our service into a broader digital platform for the tattoo industry.

Depending on development progress, market demand and available financial resources, the platform may include additional products, services and functionality, including:

Tattoo Industry Content. We may provide news, trends, styles, events, interviews, educational materials and other content relating to the tattoo industry.

Professional Community Features. We intend to develop functionality that may allow tattoo artists, tattoo studios and tattoo enthusiasts to discover one another, interact, share work and follow developments within the tattoo industry.

Artist and Studio Promotion Tools. We intend to provide digital tools designed to help tattoo artists and studios increase their online visibility, showcase their work and styles, promote their services and attract potential customers.

Additional AI-Powered Creative Tools. Depending on development progress and market demand, we may develop additional artificial intelligence-based tools intended to support tattoo visualization, concept development, style exploration and related creative processes.

These features are part of our longer-term development strategy and are not currently represented as completed or commercially available products or services. The timing, scope and availability of any such features will depend on our development activities, financial resources, technical capabilities, market demand and other factors.

Target Market and Customers

We intend to serve three primary groups within the tattoo industry: tattoo artists, tattoo studios, and tattoo enthusiasts and potential tattoo customers.

Tattoo Artists. Our planned service is intended to provide independent tattoo artists and other professional tattooists with tools and services that may assist with tattoo concept development, client consultations, creative exploration, online visibility, promotion and industry networking.

Tattoo Studios. We intend to provide tattoo studios with digital tools and services designed to promote their studios and artists, showcase portfolios and tattoo styles, increase online visibility, attract potential customers and strengthen their digital presence.

Tattoo Enthusiasts and Potential Customers. Our services are also intended for individuals who have tattoos or are considering getting tattoos. These users may use the services to develop and explore tattoo ideas, discover styles and trends, obtain creative inspiration, discover tattoo artists and studios, compare and refine concepts, and access tattoo-related content and community features.

We initially intend to target digitally active tattoo artists, studios and tattoo enthusiasts in international markets. The Company believes that the visual and internationally relevant nature of tattoo culture may provide opportunities for expansion into additional geographic markets. However, we have not established a significant customer base and cannot assure investors that we will successfully attract or retain users or customers.

Business Model and Potential Sources of Revenue

We have not generated revenue from our planned services or products to date. We expect to begin generating revenue from our planned services in mid-December 2026, subject to the successful commercial launch of our services and customer demand.

Following a commercial launch, we expect that potential sources of revenue may include fees for premium AI-powered tools and other digital services, subscriptions, promotional services for tattoo artists and studios, advertising or sponsored content, and other services developed for participants in the tattoo industry.

Our revenue model may evolve as our services develops and we obtain information regarding user demand, customer behavior, operating costs and market conditions. We have not established a recurring revenue base, and there can be no assurance that any of our planned revenue sources will be successfully implemented or generate material revenue.

Competition

We expect to compete with businesses and platforms operating in areas including tattoo design, artificial intelligence-generated imagery, online creative tools, social and professional communities, artist and studio discovery, digital marketing and other tattoo-related services.

Our existing and potential competitors may have substantially greater financial, technical, marketing and operational resources than we do and may have more established customer bases and greater brand recognition.

Our ability to compete will depend on factors including the functionality and performance of our products, the quality of our AI-powered tools, user experience, pricing, our ability to attract and retain users, and our ability to establish a recognizable position within the tattoo industry.

Intellectual Property and Technology

Our business depends in part on our ability to develop, maintain and protect our website, software, technology, content, trademarks and other intellectual property and proprietary rights.

We expect to use both proprietary technology and third-party technology, software, infrastructure and artificial intelligence services in developing and operating our planned services. We intend to implement appropriate contractual and other measures to protect our intellectual property and proprietary information as our business develops.

We may depend on third-party technology providers for cloud infrastructure, artificial intelligence technologies, application programming interfaces, hosting services and other technology infrastructure. Any interruption, limitation, price increase or material change in the availability or functionality of such services could adversely affect our ability to develop or operate our services.

Employees and Operations

As of the date of this Registration Statement, the Company has no full-time employees other than its officers and directors. The Company’s current officers and directors are Lukasz Dziedzic, who serves as President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, Director, and Edita Vieraitiene, who serves as a director.

The Company’s development, design, and operational activities may be supported by independent contractors or third-party service providers as needed. The Company does not currently have any other full-time employees.

Government Regulation

Our future operations may be subject to laws and regulations applicable to technology companies, online platforms, artificial intelligence, privacy and data protection, intellectual property, consumer protection, advertising and electronic commerce.

As our products and services develop and we expand into additional markets, additional regulatory requirements may become applicable. We intend to monitor applicable legal and regulatory requirements and evaluate their potential impact on our operations.

Current Development Stage and Future Plans

We remain in the development stage and have not commenced commercial operations. The completion of our initial website development represents a development milestone but does not constitute the completion or commercial launch of our principal product or broader platform.

Pursuant to a Website Development Services Agreement dated July 28, 2026 (the “Website Development Agreement”), we engaged GRAT Group FZ-LLC to provide website development and related services for the Company. Development services commenced on July 29, 2026, and were completed on September 3, 2026. The total amount payable under the Website Development Agreement was $22,050. The scope of the engagement included the development and delivery of the Company’s initial website and related website functionality. The Website Development Agreement is filed as Exhibit 10.2 to the Registration Statement of which this Prospectus forms a part.

As of the date of this Prospectus, the AI Tattoo Generator and our planned commercial services remain under development and are not commercially available. We expect to incur additional costs associated with product development, artificial intelligence and technology infrastructure, testing, marketing, business development and general and administrative activities.

Our ability to execute our business plan will depend on our ability to obtain sufficient financing, complete development and testing of our products, establish appropriate technology infrastructure, attract users and customers, and develop commercially viable revenue streams.

Our development plans are subject to change based on technological developments, market conditions, customer demand, financing availability, regulatory requirements and other factors. Accordingly, we cannot assure investors that our planned products, services, features or business model will be implemented as currently contemplated or that we will successfully commence commercial operations or generate revenue.

Facilities

Our current registration address is 1309 Coffeen Avenue STE 1200 Sheridan, WY 82801. Our phone number is +18392167527. This address is used to provide mail forwarding services. The Company does not maintain a physical corporate office in the United States. The Company’s day-to-day business operations are conducted primarily in Poland and Lithuania, reflecting the locations of our executive officers.

LEGAL PROCEEDINGS

None of our directors and executive officers have been involved in any of the following events during the past ten years:

(a) any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d) being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

 (e) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been reversed, suspended, or vacated;

(f) being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

 (g) being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(h) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited financial statements and the related notes included elsewhere in this Registration Statement. This discussion contains forward-looking statements based on our current plans, expectations and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those described under “Risk Factors” and elsewhere in this Registration Statement.

Our financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Overview

We are a development-stage company focused on developing a digital platform for the global tattoo industry. Our planned services are intended to connect tattoo artists, tattoo studios and tattoo enthusiasts through AI-powered creative tools, industry content, professional community features and business promotion services. Our initial product is an AI-powered tattoo design generation tool.

We have not commenced commercial operations and have not generated revenue from our planned products or services. Development of our initial website was completed on September 3, 2026. However, completion of the website does not represent the completion or commercial launch of our AI Tattoo Generator or our broader planned platform. As of the date of this Prospectus, our principal products and services remain under development and are not commercially available.

Our ability to commence commercial operations will depend on, among other things, our ability to complete product development and testing, establish and maintain the necessary technology infrastructure, obtain sufficient financing, attract users and customers, develop commercially viable products and services, and establish revenue-generating operations.

Plan of Operations

During the next twelve months, we intend to focus primarily on completing the development and testing of our planned platform and AI Tattoo Generator, establishing the necessary technology infrastructure, and preparing for the initial commercial launch of our products and services.

The development of our initial website was completed on September 3, 2026, pursuant to a Website Development Services Agreement. The total amount payable under the agreement was $22,050. The agreement covered the development and delivery of our initial website and related functionality. Although the initial website development has been completed, our AI Tattoo Generator and broader planned platform remain under development and are not commercially available. The Website Development Services Agreement is filed as Exhibit 10.2 to the Registration Statement of which this Prospectus forms a part.

Our planned activities may include further software and product development, artificial intelligence and technology infrastructure, testing and quality assurance, website and platform improvements, marketing and business development, and general and administrative activities. The timing and scope of these activities may change depending on available financing, development requirements, technological developments, market conditions, customer demand and other factors.

We intend to use the proceeds from this offering primarily for product and technology development, marketing and business development, and general corporate purposes, including working capital. The amount and timing of expenditures will depend on the amount of proceeds we receive from this offering and our operating requirements.

We may require additional financing to complete development of our products, commence commercial operations and continue operating beyond the period covered by our current available resources. Such financing may include additional equity or debt financing. We cannot assure investors that additional financing will be available on acceptable terms, or at all. If we are unable to obtain sufficient financing, we may be required to delay or reduce the scope of our development and marketing activities, modify our business plan or cease operations.

Plan of Operations Based on Offering Proceeds

Our anticipated plan of operations will depend on the amount of net proceeds received from this offering. During the next twelve months, we intend to prioritize the continued development and testing of our AI Tattoo Generator, the establishment and expansion of the technology infrastructure required to support our planned services, and preparation for the potential commercial launch of our products and services. The following describes management's current expectations under different offering scenarios.

If 25% of the Shares Are Sold – Net Proceeds of Approximately $60,000

If we receive approximately $60,000 in net proceeds, we intend to focus primarily on the continued development of our AI Tattoo Generator, including software development, artificial intelligence integration, technical configuration, functionality improvements and testing. We also expect to maintain the basic technology infrastructure necessary to support development and potential deployment of our principal product.

Our marketing and business development activities would be limited and primarily focused on initial market research and identifying potential users among tattoo artists, tattoo studios and tattoo enthusiasts. The development of additional service features, including professional community functionality, artist and studio promotion tools and additional AI-powered creative tools, may be deferred until additional financial resources become available.

If 50% of the Shares Are Sold – Net Proceeds of Approximately $135,000

If we receive approximately $135,000 in net proceeds, we expect to continue and expand development and testing of our AI Tattoo Generator, including improvements to its functionality, performance and user experience. We also intend to expand the technology infrastructure supporting our planned services and allocate additional resources to testing, quality assurance and technical optimization.

In addition, we intend to conduct initial marketing and business development activities targeting tattoo artists, tattoo studios and tattoo enthusiasts. Subject to development progress and available resources, we may begin developing selected additional platform features, including tattoo-related content and initial functionality intended to support interaction between artists, studios and potential customers.

If 75% of the Shares Are Sold – Net Proceeds of Approximately $210,000

If we receive approximately $210,000 in net proceeds, we expect to pursue a broader development program. In addition to further development, testing and optimization of our AI Tattoo Generator, we intend to allocate resources to expanding the functionality of our planned digital platform for the tattoo industry.

These activities may include development of professional community features, artist and studio promotion tools, tattoo-related content and additional AI-powered creative functionality. We also expect to expand our technology infrastructure and conduct broader testing and quality assurance activities in preparation for the potential commercial launch of our planned services.

We further intend to increase marketing and business development activities aimed at introducing our planned platform to tattoo artists, tattoo studios and tattoo enthusiasts and attracting potential users and customers.

If 100% of the Shares Are Sold – Net Proceeds of Approximately $285,000

If we receive approximately $285,000 in net proceeds, we expect to have greater financial flexibility to implement our broader business plan. We intend to continue the development, testing and optimization of our AI Tattoo Generator and expand the functionality of our planned digital platform.

Our development activities may include additional AI-powered creative tools, professional community functionality, artist and studio promotion services, tattoo-related content and other features intended to connect participants in the tattoo industry. We also expect to allocate additional resources to artificial intelligence integration, technology infrastructure, testing, quality assurance and preparation for commercial deployment.

In addition, we intend to conduct broader marketing and business development activities to increase awareness of our planned services, establish relationships with tattoo artists and studios, and attract tattoo enthusiasts and potential customers in our intended markets.

Effect of Offering Proceeds on Our Business Plan

The foregoing scenarios represent management's current estimates and expectations and are subject to change based on actual development costs, operating requirements, technological developments, market conditions and other factors. If we receive less than the full amount of the offering proceeds, we expect to prioritize the development and testing of our AI Tattoo Generator and the maintenance of the technology infrastructure necessary to support our principal product. We may defer or reduce the development of additional features and certain marketing and business development activities.

The amount of proceeds received will affect the scope and timing of our planned activities. If the proceeds from this offering, together with our available resources and any financing provided by our director, are insufficient to fund our planned activities, we may need to seek additional financing, modify our business plan or delay or reduce the scope of our operations. There can be no assurance that additional financing will be available on acceptable terms or at all.

Working capital will be used to cover essential administrative and operational expenses, including corporate filings, general office expenses, domain renewals, software licenses, and other unforeseen operational needs. Depending on the amount of net proceeds received from this offering, the amount allocated to working capital is expected to range from approximately $6,000 to $28,500. These funds are intended to support the Company's ongoing administrative and operational requirements during the development of its planned products and services.

Liquidity and Capital Resources

We are a development-stage company and have not generated revenue from operations. Our principal liquidity requirements are expected to relate to product and technology development, artificial intelligence and technology infrastructure, testing, marketing and business development, professional fees, and general and administrative expenses.

For the period from March 19, 2026 (inception) through July 31, 2026:

As of July 31, 2026, we have cash reserves of approximately $174 and total liabilities of $370, consisting of amounts owed by the Company to Edita Vieraitiene, a director of the Company, under the Loan Agreement.

Net cash used in operating activities for the period from March 19, 2026 (inception) through July 31, 2026, was $2,196.

Cash flows from financing activities for the period from March 19, 2026 (inception) through July 31, 2026, was $2,370.

Our primary source of capital to date has been funding provided by our director. Pursuant to a Loan Agreement entered into on March 19, 2026, our director has provided or committed to provide the Company with up to $150,000 of financing. The terms of this arrangement are described elsewhere in this Registration Statement, and the related agreement is filed as an exhibit to the Registration Statement.

We are conducting this offering on a self-underwritten, best-efforts basis and intend to offer up to 5,000,000 shares of Common Stock at $0.06 per share, for maximum gross proceeds of $300,000. There is no minimum number of shares that must be sold. Accordingly, we may receive substantially less than the maximum proceeds from this offering.

We expect that the proceeds from this offering, together with any available funds and financing provided by our director, will be used to fund our planned development activities and general working capital requirements. The amount of capital available to us will directly affect the scope and timing of our planned activities.

Because we have not commenced commercial operations and have no current revenue, we expect to continue to incur operating losses and negative cash flows until such time, if ever, as we are able to successfully commercialize our products and services and generate sufficient revenue to cover our operating expenses.

Results of Operations

For the period from March 19, 2026 (inception) through July 31, 2026:

During the period we incorporated the Company, prepared a business plan, registered a web domain, developed the website. Our loss since inception through July 31, 2026, was $396.

As of the date, we have launched our website and begun realizing the initial results of our operations in accordance with our business plan.

Revenues

We have not generated any revenue from operations since inception. We expect to remain without material operating revenue while our products and services are under development.

Our ability to generate future revenue will depend on our ability to successfully complete development of our planned products and services, launch them commercially, attract users and customers, and establish revenue-generating business activities. We cannot predict when, or if, these activities will result in material revenue.

Operating Expenses

Our operating expenses to date have primarily consisted of expenses associated with corporate formation and other general and administrative activities.

We expect our operating expenses to increase as we continue development of our planned services and prepare for commercial operations. These expenses are expected to include technology and product development, artificial intelligence-related costs, website and services infrastructure, professional fees, marketing and business development, and general corporate expenses.

The timing and amount of these expenditures will depend on the scope and pace of development, the amount of financing available to us, and our ability to establish commercial operations.

Net Loss

Because we have not commenced commercial operations and have not generated revenue, we have incurred net losses since inception. We expect to continue to incur net losses for the foreseeable future as we fund the development of our products and services, build our technology infrastructure and incur the costs associated with preparing for commercial operations.

Our future results of operations will depend substantially on our ability to complete development of our planned products and services, obtain adequate financing, commence commercial operations and generate sufficient revenue.

Critical Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the related disclosures. These estimates are based on historical experience, where available, and other assumptions that management believes to be reasonable under the circumstances.

As a development-stage company with no operating revenue and limited operating history, we have not identified any critical accounting estimates that currently require significant management judgments beyond those described in the notes to our financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have had, or are reasonably likely to have, a material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CORPORATE GOVERNANCE

Executive Officers and Directors

As of the date of this Prospectus, the names, ages and positions of our executive officers and director are as follows:

Name	Age	Position(s)	Director Since
Lukasz Dziedzic	40	President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director	September 24, 2026
Edita Vieraitiene	41	Director	March 19, 2026

Mr. Dziedzic has served as our President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a director since September 24, 2026. He studied Business Management at Kielce University of Technology. He also completed professional training in Microsoft Project – Project Planning and Management. From 2021 to 2025, Mr. Dziedzic served as a manager of a privately held company in Kielce, Poland, where he was responsible for the company's day-to-day operations and general business management. From 2025 to September 2026, he was engaged in business management and operational activities. His background in business management, project planning and company operations provides experience relevant to the Company's business development, operational planning and management of its digital platform. Mr. Dziedzic does not currently serve as a director of any other public company.

Ms. Vieraitiene served as President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Company from its incorporation on March 19, 2026 until September 24, 2026, when she resigned from such positions in connection with the sale of her shares of Common Stock to Mr. Dziedzic.

Ms. Vieraitiene continues to serve as a director of the Company. From 2008 to 2010, she studied Architecture at Vilnius Gediminas Technical University and received a master's degree in Architecture. From 2016 to 2019, she pursued private painting studies with artist Rūta Katiliūtė. From 2020 to 2025, she studied Site-Specific Art at the Vilnius Academy of Arts and received a bachelor's degree in Site-Specific Art. Ms. Vieraitiene has worked as an architect at DesignCell Architecture in Vilnius, Lithuania, where her work has involved architectural design and visual development. Her background in architecture, painting and visual arts provides experience relevant to the Company's focus on creative design and the development of digital tools for creating and exploring tattoo concepts. Ms. Vieraitiene has served as a director of the Company since its incorporation.

Terms of Office

Our directors are elected to serve until the next annual meeting of shareholders and until their resignation or removal in accordance with our Articles of Incorporation and Bylaws and applicable law. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors and hold office until their resignation or removal.

CORPORATE GOVERNANCE

We do not currently have any long-term incentive plans or arrangements that provide compensation intended to serve as an incentive for performance.

Director Independence

Our Board of Directors is currently composed of two members, Lukasz Dziedzic and Edita Vieraitiene. Neither director qualifies as independent: Mr. Dziedzic is our sole executive officer, and Ms. Vieraitiene is the lender under our outstanding up to $150,000 Loan Agreement with the Company.

Our Common Stock is not currently listed on a national securities exchange, and our Board of Directors has not established any separate standards of independence other than those required to be disclosed under applicable SEC rules.

Audit, Nominating and Compensation Committee

We currently do not have separate Audit, Compensation or Nominating and Corporate Governance Committees, and we do not have written charters for such committees. Our Board of Directors performs the functions that would ordinarily be performed by these committees. Our Board of Directors is responsible for overseeing our financial reporting process, reviewing our financial statements and internal accounting controls, considering the appointment and oversight of our independent registered public accounting firm, and reviewing other accounting, auditing and financial reporting matters. Our Board of Directors also performs the functions ordinarily performed by a compensation committee, including reviewing and approving compensation arrangements for our executive officers and directors. In addition, our Board of Directors performs the functions ordinarily performed by a nominating and corporate governance committee, including considering candidates for election or appointment to the Board of Directors and evaluating matters relating to the composition and governance of the Board. Given the current size and development stage of our Company, we believe that maintaining a single Board of Directors to perform these functions is appropriate at this time. We may establish separate committees as our operations and Board of Directors develop.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K. Because we do not currently have an Audit Committee, no director serves as an audit committee financial expert.

The Board of Directors has determined that, given the current size and development stage of the Company, it is not necessary at this time to establish a separate Audit Committee or designate a director as an audit committee financial expert. The Board of Directors will continue to oversee the Company’s financial reporting and accounting matters and may reconsider these arrangements as the Company’s operations and corporate governance structure develop.

Policy Regarding Transactions with Related Persons

We do not currently have a formal written policy governing the review, approval or ratification of transactions with related persons that are required to be disclosed under Item 404 of Regulation S-K. In the absence of such a formal policy, transactions between the Company and its directors, executive officers, significant stockholders or other related persons are reviewed and approved by our Board of Directors. The Company expects that any such transactions will be entered into on terms that are determined to be fair and reasonable to the Company and will be subject to applicable disclosure requirements.

Involvement in Certain Legal Proceedings

None of our Directors and Executive Officers have been involved in any of the following events during the past ten years:

1.	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;
3.	Being subject to any order, judgment or decree of any court of competent jurisdiction, not subsequently reversed, suspended or vacated, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person’s involvement in any type of business, securities or banking activities;
4.	Being found by a court of competent jurisdiction, in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, where such judgment or finding has not been subsequently reversed, suspended or vacated;
5.	Being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order;
6.	Being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
7.	Being the subject of, or a party to, any sanction or order imposed by a stock, commodities or derivatives exchange or other self-regulatory organization or any equivalent exchange, association or entity, or any sanction or order imposed by any such body that has been imposed in connection with any securities, commodities or banking activities.

Shareholder Proposals

We do not currently have a formal policy or procedural requirements regarding the submission by shareholders of recommendations or nominations for candidates for the Board of Directors. Given the current size and development stage of the Company, the Board of Directors believes that a specific formal nominating policy is not necessary at this time. The Board of Directors will consider candidates for election or appointment to the Board of Directors based on the qualifications, experience, skills and other characteristics that the Board determines to be appropriate in light of the Company’s business and needs. Candidates may be identified or recommended by members of management, directors or shareholders. The Board of Directors has not established specific minimum qualifications for director nominees. In evaluating candidates, the Board may consider, among other factors, relevant business experience, industry knowledge, financial and accounting experience, leadership ability, integrity, judgment and the ability to devote sufficient time to the responsibilities of a director.

Summary Compensation Table

The following table sets forth information regarding each element of compensation that we pay or award to our named executive officers for the fiscal year ended July 31, 2026.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa-tion ($)	Nonqualified Deferred Compen- sation ($)	All Other Compen-sation ($)	Total ($)
Edita Vieraitiene, Director of the Company	—	—	—	—	—	—	—	—

Compensation of Directors

We have not compensated our Directors.

Security ownership of certain beneficial owners and management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the day of this prospectus by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage	Percentage of beneficial ownership if all offered shares are sold
Common Stock	Lukasz Dziedzic Romualda Traugutta 29, 26-600 Radom, Poland	2,000,000 shares of common stock	100%	28.57%
Common Stock	Edita Vieraitiene Broniaus Kazio Balucio g. 37, Vilnius, 11311, Lithuania	0 shares of common stock	0%	0%

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security; and (ii) investment power, which includes the power to dispose of, or to direct the disposition of, such security.

A person is also deemed to be a beneficial owner of securities that such person has the right to acquire beneficial ownership of within 60 days of the date as of which beneficial ownership is determined, including through the exercise of any option, warrant, right or conversion privilege.

Certain shares may be deemed to be beneficially owned by more than one person if, for example, persons share voting power or investment power with respect to such shares.

For purposes of calculating the percentage ownership of each beneficial owner, the number of shares outstanding is deemed to include shares that such person has the right to acquire within 60 days of the date as of which beneficial ownership is determined. Such shares are deemed to be outstanding for purposes of calculating that person’s ownership percentage, but are not deemed to be outstanding for purposes of calculating the ownership percentage of any other person. As of the date of this Prospectus, there were 2,000,000 shares of our Common Stock issued and outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 24, 2026, Edita Vieraitiene sold all 2,000,000 shares of restricted Common Stock owned by her to Lukasz Dziedzic for an aggregate purchase price of $2,000, or $0.001 per share, which was the same per-share price originally paid by Ms. Vieraitiene for such shares, pursuant to a Stock Purchase Agreement dated September 24, 2026, by and between Ms. Vieraitiene and Mr. Dziedzic (the “Stock Purchase Agreement”), filed as Exhibit 10.3 to this Registration Statement. In connection with the transaction, Ms. Vieraitiene resigned as President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Company, and the Company appointed Mr. Dziedzic to serve in each of those capacities and as a director. Ms. Vieraitiene continues to serve as a director of the Company following the transaction.

The Company was not a party to the Stock Purchase Agreement and received no proceeds from the transaction. The number of shares of Common Stock issued and outstanding was not affected by the transfer.

The Company is also party to a Loan Agreement dated March 19, 2026 with Ms. Vieraitiene, pursuant to which she has agreed to provide loans to the Company of up to $150,000. The Loan Agreement is interest-free and unsecured and has an initial term of five years from its effective date, unless it is terminated earlier under its terms or the loan is repaid in full. The lender may demand immediate repayment by written notice. The Loan Agreement was not affected by the transfer of shares and remains in effect. Ms. Vieraitiene continues to serve as the lender under the Loan Agreement notwithstanding her resignation as an executive officer of the Company.

Because Ms. Vieraitiene continues to serve as a director and lender to the Company, while Mr. Dziedzic serves as our sole executive officer and sole stockholder prior to this offering, the Company's continuing relationship with Ms. Vieraitiene may give rise to actual or potential conflicts of interest. These conflicts may relate to the terms, enforcement, amendment or repayment of the Loan Agreement and other matters involving the Company and Ms. Vieraitiene. See “Risk Factors.”

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Wyoming Revised Statutes and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our director, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. If a claim for indemnification against such liabilities is asserted by our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

EXPERTS

DylanFloyd Accounting & Consulting is our independent registered public accounting firm that has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. DylanFloyd Accounting & Consulting has presented their report with respect to our audited financial statements.

LEGAL MATTERS

The validity of the issuance of the common stock hereby will be passed upon for us by The Midway Law Firm APC.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the shares of Common Stock offered by this Prospectus.

This Prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement. For further information about us and the securities offered hereby, you should refer to the Registration Statement, including the exhibits and the financial statements and notes filed as part of the Registration Statement. Statements contained in this Prospectus concerning the provisions of any agreement or other document filed as an exhibit to the Registration Statement are only summaries of those provisions and are qualified in their entirety by reference to the applicable exhibit. For a more complete understanding of any agreement or other document described in this Prospectus, you should review the applicable exhibit filed with the Registration Statement.

The Registration Statement and the exhibits filed with it may be inspected and copied at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Information concerning the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, registration statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings will be available through the SEC’s website as they are filed electronically.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is July 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by DylanFloyd Accounting & Consulting.

The financial information presented is the audited financial statements for the period from Inception (March 19, 2026) to July 31, 2026.

INDEX TO FINANCIAL STATEMENTS

TATTVANCE CORPORATION

AUDITED FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm (id: 6235)	F-2 – F-3

Balance Sheet as of July 31, 2026	F-4

Statement of Operations for the period from March 19, 2026 (Inception) through July 31, 2026	F-5

Statement of Changes in Stockholder’s Equity for the period from March 19, 2026 (Inception) through July 31, 2026	F-6

Statement of Cash Flows for the period from March 19, 2026 (Inception) through July 31, 2026	F-7

Notes to the Financial Statements	F-8 – F-14

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors
Tattvance Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of TATTVANCE CORPORATION (the “Company”) as of July 31, 2026, the related statements of operations, changes in stockholders’ equity, from inception to the period ended July 31, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2026, and the results of its operations and its cash flows from inception to the period ended July 31, 2026, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has an accumulated deficit of $396 and a Net Loss from operations amounting to $396 from inception to the period ended July 31, 2026. These factors as discussed in Note 2 of the financial statements raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosure that are material to the financial statements and (2) involve especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit maters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

There is no Critical Audit Matters existed as of July 31, 2026.

/s/ DylanFloyd Accounting & Consulting

We have served as the Company’s auditor since 2023.

Newhall, California
October 10, 2026

PCAOB # 6235

TATTVANCE CORPORATION

BALANCE SHEET

July 31, 2026

As of July 31, 2026
ASSETS
Current Assets
Cash and cash equivalents	$174
Prepaid expenses	1,800
Total Current Assets	1,974

TOTAL ASSETS	$1,974

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Current Liabilities
Loan payable - related party	$370
Total Current Liabilities	370
Total Liabilities	370

Stockholder’s Equity
Common stock, par value $0.001, 75,000,000 shares authorized; 2,000,000 shares issued and outstanding as of July 31, 2026	2,000
Accumulated deficit	(396)
Total Stockholder’s Equity	1,604

TOTAL LIABILITIES & STOCKHOLDER’S EQUITY	$1,974

The accompanying notes are an integral part of these financial statements.

TATTVANCE CORPORATION

STATEMENT OF OPERATIONS

For the period from March 19, 2026 (Inception) through July 31, 2026

For the period from March 19, 2026 (Inception) through July 31, 2026
REVENUES:	$—

OPERATING EXPENSES:
General and administrative expenses	396
Total Operating Expenses	396

Loss before income taxes	(396)

Provision for income taxes	—

NET LOSS	$(396)

Comprehensive loss	$(396)

Net Loss Per Common Stock
Basic and diluted	$(0.00)
Weighted Average Number of Shares Outstanding:
Basic and diluted	103,704

The accompanying notes are an integral part of these financial statements.

TATTVANCE CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

For the period from March 19, 2026 (Inception) through July 31, 2026

				Total
	Common Stock		Accumulated	Stockholder’s
	Shares	Amount	Deficit	Equity
Balance as of March 19, 2026 (Inception)	—	$—	$—	$—

Issuance of common stock for cash	2,000,000	2,000	—	2,000
Net loss	—	—	(396)	(396)

Balance as of July 31, 2026	2,000,000	$2,000	$(396)	$1,604

The accompanying notes are an integral part of these financial statements.

TATTVANCE CORPORATION

STATEMENT OF CASH FLOWS

For the period from March 19, 2026 (Inception) through July 31, 2026

For the period from March 19, 2026 (Inception) through July 31, 2026
OPERATING ACTIVITIES:
Net loss	$(396)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	(1,800)
Net cash used in operating activities	(2,196)

FINANCING ACTIVITIES:
Proceeds from loan payable - related party	370
Proceeds from sale of common stock	2,000
Net cash provided by financing activities	2,370

Net increase (decrease) in cash for the period	174
Cash and cash equivalents, beginning of the period	—
Cash and Cash Equivalents, End of the Period	$174

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for:
Interest	$—
Income taxes	$—

The accompanying notes are an integral part of these financial statements.

TATTVANCE CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1: DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Tattvance Corporation was incorporated on March 19, 2026, in the State of Wyoming. The Company is a development-stage technology company focused on developing a digital platform for the global tattoo industry. The Company’s planned service is an AI Tattoo Generator, which is intended to provide users with an interactive tool for creating and exploring personalized tattoo concepts.

As of July 31, 2026, the Company had commenced development of its website. Subsequent to July 31, 2026, the Company completed the initial development of its website on September 3, 2026.

NOTE 2: GOING CONCERN

As of July 31, 2026, the Company had cash of $174 and a working capital surplus of $1,604. The Company has incurred and expects to continue to incur significant costs in connection with obtaining financing and developing its planned products. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 205-40, “Presentation of Financial Statements — Going Concern,” the Company lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the date of the issuance of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through the Proposed Public Offering, as discussed in Note 3. There is no assurance that the proposed public offering or other financing will be successful or provide sufficient funds to sustain the Company’s operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash of $174 and no cash equivalents as of July 31, 2026.

Prepaid Expenses

Prepaid expenses consist of various payments that the Company has made in advance for deposits, and goods or services to be received in the future. Prepaid expenses include website development services.

Related Parties and Transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

Parties, which can be an entity or individual, are considered to be related if they have the ability, directly or indirectly, to control the Company or exercise significant influence over the Company in making financial and operational decisions. Entities are also considered to be related if they are subject to common control or common significant influence.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Segment Information

ASC 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Net Loss Per Ordinary Share

The Company complies with accounting and disclosure requirements of ASC 260, “Earnings Per Share.” Net loss per ordinary share is computed by dividing net loss by the weighted average number of outstanding common shares during the period. As of July 31, 2026, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the period presented.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits, and no amounts accrued for interest and penalties as of July 31, 2026. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures.” The ASU enhances income tax disclosures, primarily related to the rate reconciliation and income taxes paid. The amendments are effective for public business entities for annual periods beginning after December 15, 2024 and are applied prospectively, with retrospective application permitted. We adopted ASU 2023-09 during the period ended July 31, 2026. The adoption did not have a material impact on our financial statements.

In November 2024, the FASB issued ASU 2024-03, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses,” as subsequently clarified by ASU 2025-01. The amendments require additional disclosure of certain expense categories, including purchases of inventory, employee compensation, depreciation, intangible asset amortization and other specified expenses included within relevant income statement captions. For public business entities, the amendments are effective for annual reporting periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. We are currently evaluating the effect of adopting this guidance on our disclosures.

In December 2025, the FASB issued ASU 2025-11, “Interim Reporting (Topic 270): Narrow-Scope Improvements.” The amendments clarify and consolidate interim disclosure requirements and establish a disclosure principle regarding events and changes occurring since the most recent annual reporting period that have a material effect on an entity. For public business entities, the amendments are effective for interim reporting periods within annual reporting periods beginning after December 15, 2027, with early adoption permitted. We are currently evaluating the effect of adopting this guidance on our interim financial statement disclosures.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 4: STOCKHOLDER’S EQUITY

Authorized Capital Stock

Effective March 19, 2026 (inception), the Company registered its Articles of Incorporation, establishing an authorized share capital that allows the Company to issue 75,000,000 shares. The Company has authorized 75,000,000 shares of common stock with a par value of $0.001 per share.

Common Stock

On July 24, 2026, the Company issued 2,000,000 shares of its common stock at $0.001 per share to the director of the Company, Edita Vieraitiene, for total proceeds of $2,000. Subsequent to July 31, 2026, on September 24, 2026, Edita Vieraitiene sold and transferred all of her 2,000,000 shares to Lukasz Dziedzic pursuant to the Stock Purchase Agreement dated September 24, 2026. The Company was not a party to the Stock Purchase Agreement and did not receive any proceeds from the transfer.

As of July 31, 2026, the Company had 2,000,000 shares of common stock issued and outstanding.

NOTE 5: RELATED PARTY TRANSACTIONS

Founder Shares

On July 24, 2026, the Company issued 2,000,000 shares of its common stock at $0.001 per share to the director of the Company, Edita Vieraitiene, for total proceeds of $2,000.

Loan Payable - Related Party

The director, Edita Vieraitiene, advances funds to the Company to working capital purposes under the Loan Agreement dated March 19, 2026. These amounts are due on demand and non-interest bearing. The Loan Agreement has an initial term of five years from its effective date, unless it is terminated earlier under its terms or the loan is repaid in full. The lender may demand immediate repayment by written notice. During the period from March 19, 2026 (inception) through July 31, 2026, the Director advanced $370 to the Company.

NOTE 6: SEGMENT INFORMATION

The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, which include net loss comprised of general and administrative expenses.

The key measure of segment profit or loss reviewed by the CODM is net loss, which consists primarily of general and administrative expenses. The CODM reviews this information to monitor the Company's operating performance, manage available financial resources and evaluate the allocation of resources toward product development and planned commercial activities. The CODM also reviews net loss to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and the budget.

The Company did not generate any revenue during the period. There were no other material segment items for the period presented. As the Company has one reportable segment, the reported segment assets are the same as the Company’s total assets.

NOTE 7: COMMITMENTS AND CONTINGENCIES

Contractual Commitments

The Company has not entered into any long-term leases, contracts or commitments.

Litigation

The Company was not subject to any legal proceedings during the period from March 19, 2026 (inception) through July 31, 2026, and no legal proceedings are currently pending or threatened to the best of our knowledge.

NOTE 8: INCOME TAXES

The income tax expense (benefit) consisted of the following for the period from March 19, 2026 (inception) through July 31, 2026:

For the period from March 19, 2026 (inception) to July 31, 2026
Total current tax expense (benefit)	$—
Total deferred tax expense (benefit)	—
Income tax expense (benefit)	$—

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Tax Rate Reconciliation

The following is a reconciliation of the expected statutory federal income tax provision at the statutory federal income tax rate of 21% to the actual income tax benefit for the period from March 19, 2026 (inception) through July 31, 2026:

	For the period from March 19, 2026 (inception) to July 31, 2026
	Amount	Percent
Income tax expense (credit) at statutory rate	$(83)	(21.00)%
State and local income taxes, net of federal income tax effect	—	0.00%
Foreign tax effects	—	0.00%
Change of valuation allowance	83	21.00%
Income tax expense (credit)	$—	0.00%

Deferred Tax Assets and Liabilities

Significant components of the Company’s deferred tax assets and liabilities as of July 31, 2026, were as follows:

For the period from March 19, 2026 (inception) to July 31, 2026
Operating loss carry forward	$396
Valuation allowance	(396)
Deferred tax asset	$—

Net Operating Loss (NOL) Carryforwards

As of July 31, 2026, the Company has federal net operating loss carryforwards of approximately $396 available to offset future taxable income. These NOLs have an indefinite carryforward period related to post 2017 net operating losses, their use may be subject to limitations under Section 382 of the Internal Revenue Code.

The components of loss before income taxes, determined by tax jurisdiction, were as follows:

For the period from March 19, 2026 (inception) to July 31, 2026
Federal	$(396)
State	—
Foreign	—
Total	$(396)

NOTE 9: SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements were issued.

On September 24, 2026, Edita Vieraitiene sold and transferred all of her 2,000,000 shares of the Company's common stock to Lukasz Dziedzic pursuant to a Stock Purchase Agreement dated September 24, 2026. The Company was not a party to the Stock Purchase Agreement and did not receive any proceeds from the transaction.

On September 24, 2026, in connection with the change in ownership, Edita Vieraitiene resigned from her positions as President, Treasurer, Secretary, Chief Executive Officer and Chief Financial Officer of the Company and remained a director. Lukasz Dziedzic was appointed President, Treasurer, Director, Secretary, Chief Executive Officer and Chief Financial Officer.

Except for the matters described above, the Company is not aware of any other subsequent events that require adjustment to or disclosure in the financial statements.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses that will be incurred by us in connection with the issuance and distribution of the securities being registered.

SEC Registration Fee	$27
Auditor Fees and Expenses	$12,000
Legal fees and expenses	$2,750
Other Expenses	$223
TOTAL	$15,000

Item 14. Indemnification of Directors and Officers

Our Articles of Incorporation and Bylaws provide for indemnification of our directors and officers to the fullest extent permitted by the Wyoming Business Corporation Act. Under applicable Wyoming law, we may indemnify a director or officer who is made a party to a proceeding because such person is or was serving as a director or officer of the Company, subject to the standards and limitations set forth in the Wyoming Business Corporation Act. In certain circumstances, we may also advance expenses incurred in defending a proceeding, subject to applicable statutory requirements.

Our Bylaws also permit us to maintain insurance on behalf of our directors, officers, employees, and other agents against certain liabilities incurred in their respective capacities, to the extent permitted by applicable law.

The foregoing indemnification provisions may reduce the circumstances under which our directors and officers may be exposed to personal liability for actions taken in their capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, or persons controlling us pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On July 24, 2026, the Company offered and sold 2,000,000 shares of common stock to Edita Vieraitiene, for a purchase price of $0.001 per share, for aggregate offering proceeds of $2,000.

Tattvance Corporation made the offer and sale in reliance on the exemption from registration afforded by Section 4(a)(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

Item 16. Exhibits

Exhibit Number	Description of Exhibit
3.1*	Articles of Incorporation of the Registrant dated March 19, 2026
3.2*	Bylaws of the Registrant dated March 19, 2026
5.1*	Opinion of Counsel
10.1*	Loan agreement dated March 19, 2026
10.2*	Website Development Services Agreement
10.3*	Stock Purchase Agreement dated September 24, 2026
23.1	Consent of Auditor
99.1*	Subscription Agreement
107	Filing Fee Table

* filed on October 14, 2026

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)     Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be duly signed on its behalf by the undersigned, thereunto duly authorized on November 13, 2026.

By:	/s/ Lukasz Dziedzic

Lukasz Dziedzic, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

By:	/s/ Edita Vieraitiene
Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Lukasz Dziedzic,
Lukasz Dziedzic,
President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Date: November 13, 2026

By:	/s/ Edita Vieraitiene
Director

Date: November 13, 2026

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